Exhibit 99.1

PRESS RELEASE

By:	Expeditors International of Washington, Inc.

1015 Third Avenue, Suite 1200

Seattle, Washington 98104

CONTACT:	A.J. Tangeman

General Counsel

(206) 674-3441                                                                                           FOR IMMEDIATE RELEASE

Expeditors Receives Administrative Proceeding from Brazilian Ministry of Justice

SEATTLE, WASHINGTON – August 20, 2010, Expeditors International of Washington, Inc. (NASDAQ:EXPD), the international freight forwarding and logistics company, said that on August 17, 2010, the company and its Brazilian subsidiary, Expeditors Internacional do Brasil Ltda. (together, “Expeditors”) received an Administrative Proceeding (“AP”) from the Brazilian Ministry of Justice. The AP initiates a proceeding against Expeditors and one of its employees, alleging possible anti-competitive behavior contrary to Brazilian rules on competition. Expeditors intends to vigorously defend itself against the allegations. Should Expeditors be found to have committed an infringement against Brazilian anti-competition laws, it may result in material fines and penalties.